Exhibit 31.1C

CERTIFICATE OF STUDENT LOAN FINANCE CORPORATION, AS SERVICER

Re:	Education Loans Incorporated

Student Loan Asset-Backed Notes, 2004-C/D Indenture (Series 2004-C/D)

I, Michael Gort, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Education Loans Incorporated (the “Registrant”);

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this report;

3. Based on my knowledge, the distribution information required to be provided by the Trustee and the servicing information required to be provided to the Trustee by the Servicer under the Indenture and the Servicing Agreement for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the annual report and required to be delivered to the Trustee in accordance with the terms of the Indenture and the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Indenture and the Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in accordance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Indenture, that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them (i) in the Indenture, dated August 1, 2004, (the “Base Indenture”), between the Registrant and U. S. Bank National Association, as trustee, (the “Trustee”), and the First Supplemental Indenture of Trust, dated as of August 1, 2004 (the “First Supplement” together with the Base Indenture, as supplemented, the “Indenture”) between the Registrant and the Trustee and (ii) in the Servicing and Administration Agreement, as amended, dated as of August 1, 2004 (the “Servicing Agreement”) among the Registrant, the Servicer and the Trustee.

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of March, 2005.

Name:	/s/ Michael Gort
Title:	President